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                                                                    EXHIBIT 4.9

                             EARTHLINK NETWORK, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

EarthLink Network, Inc., a Delaware corporation (the "Company"), hereby grants to Grayson Hoberg (the "Optionee") an option (the "Option") to purchase a total of 50,000 shares of Common Stock (the "Shares") of the Company, at the price an on the terms set forth herein.

1. Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to otherwise qualify for any special tax benefits to the Optionee.

2.   Definitions. As used herein, the following definitions shall apply.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Common Stock" shall mean the Common Stock of the Company.

          (c) "Continuous Employment" or "Continuous Status As An Employee" shall mean the absence of any interruption or termination of employment or Service as an Employee by the Company or any Parent or Subsidiary of the Company which now exists or is hereafter organized or acquired by or acquires the Company. Continuous Employment shall not be considered interrupted in the case of transfers between locations of the Company or between the Company, its parent, or any of its Subsidiaries or its successors.

          (d) "Disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which Can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months. In determining the Disability of an Optionee, the Board may require the Optionee to furnish proof of the existence of Disability and may select a physician to examine the Optionee. The final determination as to the Disability of the Optionee shall be made by the Board.

          (e) "Employee" shall mean any person, including officers and directors, employed by the Company, its Parent, any of its Subsidiaries or its successors. A person shall not be deemed to be employed by the Company merely because such person is a member of the Board of Directors of the Company or a consultant to the Company.

          (f) "Optioned Stock" shall mean the Common Stock subject to this Option.

          (g) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Sections 424(e) and (g) of the Code.

          (h) "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

          (i) "Termination for Cause" shall mean termination of employment as a result of (i) any act or acts by the Optionee constituting a felony under any federal, state or local law; (ii) the Optionee's willful and continued failure to perform the duties assigned to him as an Employee; (iii) any material breach by the Optionee of any agreement with the Company concerning his employment or other understanding concerning the terms and conditions of employment by the Company; (iv) dishonesty, gross negligence or malfeasance by the Optionee in the performance of Optionee's duties as an Employee without informing appropriate members of management to whom such Optionee reports, which action or actions, in the determination of the Board, have caused or substantially contributed to the material deterioration in the business or financial condition of the Company or any affiliate of the Company, taken as a whole.

3. Date of Grant; Term ot Option. This Option is granted as of November 7, 1997 (the "Grant Date"), and subject to Section 8 hereof, it may not be exercised later than November 6, 2007.


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4.   Option Exercise Price. The Option exercise price is $16.00 per Share.

5. Exercise of Option. This Option shall he exercisable during its term only as follows;

          (a) Right to Exercise. This Option shall vest and be exercisable, cumulatively in twenty equal quarterly installments commencing three months after the date of grant and continuing to vest as to one additional installment every quarter thereafter as long as the Optionee remains an Employee or this Agreement is otherwise terminated.

          (a) Method of Exercise. This Option shall he exercisable from time to time as to all or any portion of the Shares as to which this Option is then exercisable by execution of a stock purchase agreement in the form of Attachment A attached hereto (the "Stock Purchase Agreement"). The Stock Purchase Agreement shall be duly completed and signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The Stock Purchase Agreement shall be accompanied by payment of the aggregate Option exercise price. Such payment of the aggregate Option exercise price shall be by check payable to the Company. The certificate or certificates for the Shares as to which this Option shall be exercised shall be registered in the name of the Optionee (or any permitted successor or assign) and shall be legended as required under Section 15 hereof and/or applicable blue sky or other laws.

          (b) Restriction on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. The Company shall not be obligated to take any affirmative action in order to cause the exercised of this Option or the issuance of shares pursuant thereto to comply with such laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation. This Option may not be exercised for a fraction of a Share.

          (c) Effect of Exercise. Exercise of this Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for sale under this Option by the number of Shares as to which this Option is exercised.

6. No Rights as Shareholder. Until this Option is properly exercised in whole or in part in accordance with the terms of Section 5 hereof, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date this Option is exercised, except as provided in Section 10 hereof.

7. Deliver of Share Certificates. As soon as practicable after any proper exercise of this Option, the Company shal1, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which this Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which this Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

8. Termination of Status as an Employee. If the Optionee ceases to serve as an employee for any reason other than death, Disability or Termination for Cause, and thereby terminates his Continuous Status as an Employee, the Optionee shall have the right to exercise this Option at any time within 30 days after the date of such termination. If the Optionee ceases to serve as an Employee due to death or Disability, this Option may be exercised at any time within 180 days subsequent to the death or Disability of the Optionee, in the case of death, by the Optionee's estate or by a person who acquired the right to exercise this Option be bequest or inheritance, or, in the case or Disability by the Optionee, but in any case only to the extent the Optionee was entitled to exercise this Option at the date of such termination. If an Optionee's Continuous Status as an Employee terminates, due to his Termination for Cause, this Option shall terminate as of the date of such Termination for Cause to the extent not exercised as of such date. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this


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Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section hereof.

9. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or as a transfer between spouses incident to a divorce, and any such attempt may result, at the discretion of the Board, in the termination of this Option. During the lifetime of the Optionee this Option may be exercised only by the Optionee or his guardian. Subject to the foregoing, the terms of this Option shall be binding upon the executors, administrators, heirs, successors assigns of the Optionee.

10. Adjustment Upon Changes in Capitalization or Merger.

     (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, as well as the exercise price per Share of the Shares covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination, recapitalization or reclassification of the Common Stock, or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than stock bonuses to employees or directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of Shares subject to this Option.

     (b) In the event of a proposed dissolution or liquidation of the Company or the sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company, the Board shall (i) make provisions for the assumption of this Option, if then outstanding, by the successor corporation or a Parent of a Subsidiary thereof, or (ii) declare that this Option, if then outstanding, shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the Optionee (unless such 30 day period is waived by the Optionee) and shall give the Optionee the right to exercise this Option as to all or any part of the shares underlying this Option to the extent then exercisable, provided such exercise does not violate Section 8 hereof.

     (c) No fractional share of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by this Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

11. Investment Representations. Unless the Shares have been registered under the Securities Act of 1993, in connection with the acquisition of this Option, the Optionee represents and warrants as follows:

          (a) The Optionee is acquiring this Option, and upon exercise of this Option, he will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

          (b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have the capacity to protect his interests in connection with the acquisition of this Option and the Shares.

12. Reservation of Shares. The Company covenants and agrees that during the term of this Option the Company will at all times have authorized and reserved for the purposes of the issue upon exercise of this Option at least the maximum number of shares of Common Stock as are issuable upon the exercise of this Option.


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13.  Continuation of Employment. This Option shall not confer upon the Optionee any right whatsoever to continue in the employment of the Company or any of its Subsidiaries or limit or restrict in any respect the rights of the Company, which rights are hereby expressly reserved, to terminate the Optionee's employment and compensation at any time for any reason whatsoever, with or without cause, in the Company's discretion and with or without notice

14. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any Consideration payable to Optionee any taxes required to be withheld by federal, state or local laws as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

15. Legends. Each certificate representing the Shares shall contain such legends as may be required under applicable blue sky laws. Unless an appropriate registration statement is filed and becomes effective pursuant to the Securities Act of 1993, as amended, with respect to the Shares, each certificate representing such Shares shall also have endorsed thereon a legend substantially as follows:

          (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AN NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

16. Action by the Company. The existence of this Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or any class of preferred stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer ot all or any part of its assets or business, or any other corporate act or proceeding.

17. Interpretation. As a condition to the granting of this Option, the Optionee and each person who succeeds to the Optionee's rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Board in its sole discretion, and that any such determination or interpretation of the terms of this Option by the Board shall be final, binding and conclusive.

18. Notices. Any notice to be given to the Company pursuant to this Option shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) as its principal office, and any notice to be given to the Optionee shall be delivered personally or addressed to him at the address given beneath his signature set forth below, or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United State Postal Service.

19. Invalid Provisions. In the event that any provision of this Option is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or enforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.


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20.  Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of California.

Dated as of November 7, 1997

                                             EarthLink Network, Inc.
                                             By:______________________________
                                             Name: ___________________________
                                             Title:___________________________


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                                 ACKNOWLEDGMENT

The Optionee hereby accepts this Option subject to all of the terms and provisions hereof.

                                      ----------------------------------
                                      Name:
                                             ----------------------------------
                                      Address:
                                              ---------------------------------
                                      City, State:
                                                  -----------------------------

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT TO BE ENTERED INTO BETWEEN THE HOLDER OF THIS OPTION AND THE COMPANY UPON EXERCISE OF THIS OPTION, A COPY OF WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.